Exhibit 1(a)(a)

BLACKROCK MID CAP DIVIDEND SERIES, INC.

ARTICLES OF AMENDMENT

BLACKROCK MID CAP DIVIDEND SERIES, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:    The charter of the Corporation (the “Charter”) is hereby amended by deleting Article I in its entirety and inserting in lieu thereof the following:

“ARTICLE I

NAME

The name of the Corporation is BLACKROCK MID-CAP VALUE SERIES, INC. (the “Corporation”).”

SECOND:    The Charter is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series	New Name of Series
BlackRock Mid Cap Dividend Fund	BlackRock Mid-Cap Value Fund

THIRD:    The amendments to the Charter that are effected by these Articles of Amendment have been approved by a majority of the entire board of directors of the Corporation and are limited to changes expressly authorized by Section 2-605(a) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FOURTH:    The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH:         As amended hereby, the Charter shall remain in full force and effect.

SIXTH:        These Articles of Amendment shall be effective as of the 1st day of September 2021.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 1st day of August, 2021, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information, and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:	BLACKROCK MID CAP DIVIDEND SERIES, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer

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